BARNWELL INDUSTRIES, INC.
P R E S S
RELEASE
1100 Alakea Street, Suite 2900
Honolulu, Hawaii 96813
Telephone (808) 531-8400
Fax (808) 531-7181
Website: www.brninc.com

CONTACT:	Alexander C. Kinzler
President and Chief Operating Officer
Russell M. Gifford
Executive Vice President and Chief Financial Officer
Tel: (808) 531-8400

BARNWELL INDUSTRIES, INC. REPORTS RESULTS
FOR THE SECOND QUARTER AND SIX MONTHS ENDED MARCH 31, 2016

HONOLULU, HAWAII, May 11, 2016 -- Barnwell Industries, Inc. (NYSE MKT: BRN) today reported net losses of $1,608,000 ($0.19 per share) and $3,017,000 ($0.36 per share) for the three and six months ended March 31, 2016, respectively, as compared to net losses of $2,017,000 ($0.24 per share) and $2,484,000 ($0.30 per share) for the three and six months ended March 31, 2015, respectively.
Mr. Morton H. Kinzler, Chairman and Chief Executive Officer of Barnwell, commented, "The loss for the quarter ended March 31, 2016 decreased as compared to last year's three months ended March 31, 2015 as the Company reduced general and administrative expenses by $576,000, 27%.  The quarter was still difficult as land investment revenues decreased $533,000 and natural gas and oil prices decreased 54% and 39%, respectively, from the same period last year, which decreased oil and natural gas operating results by $200,000 in this current quarter as compared to a year ago.  Last year's quarter included $785,000 in non-cash deferred income tax expense resulting from a valuation allowance for a portion of our deferred tax assets related to asset retirement obligations while this year's quarter included $85,000.
"The loss for the six months ended March 31, 2016 increased as compared to the six months ended March 31, 2015 despite a $1,010,000, 23%, reduction in general and administrative expenses, due to a $1,436,000 decrease in land investment revenues and natural gas and as oil prices decreased 46%, and 45%, respectively, from the same period last year, which decreased oil and natural gas operating results by $831,000 in this current six months as compared to last year's six month period ending March 31, 2015.  Last year's six months included the aforementioned $785,000 in non-cash deferred income tax expense while this year's six months included $138,000.
"Barnwell commenced its next quarter with good news as in April our 80%-owned Kaupulehu 2007, LLLP venture closed on the sale of the second of two homes it built for a nominal amount above book value and as a result the venture repaid in full its outstanding debt and the Company received approximately $1,500,000.  The Company now has no bank debt. Also in April, the Company received distributions totaling $5,320,000 from the venture in which it invested in November of 2013. The distributions included a return of the $4,140,000 indirectly invested by the Company in the venture and a priority return of about 8%.  Kaupulehu Developments, Barnwell's 77.8%-owned real estate partnership, also received a percentage payment of $1,600,000.  These transactions will be reflected in our third quarter ending June 30, 2016."
The information contained in this press release contains "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts.  These statements include various estimates, forecasts, projections of Barnwell's future performance, statements of Barnwell's plans and objectives, and other similar statements.  Forward-looking statements include phrases such as "expects," "anticipates," "intends," "plans," "believes," "predicts," "estimates," "assumes," "projects," "may," "will," "will be," "should," or similar expressions.  Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved.  Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements.  The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell's expectations are set forth in the "Forward-Looking Statements," "Risk Factors" and other sections of Barnwell's annual report on Form 10-K for the last fiscal year and Barnwell's other filings with the Securities and Exchange Commission.  Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

COMPARATIVE OPERATING RESULTS
(Unaudited)

	Three months ended		Six months ended
	March 31,		March 31,
	2016	2015	2016	2015

Revenues	$1,522,000	$3,492,000	$3,375,000	$9,524,000

Net loss	$(1,608,000)	$(2,017,000)	$(3,017,000)	$(2,484,000)

Net loss per share – basic
nd diluted	$ (0.19)	$ (0.24)	$ (0.36)	$ (0.30)

Weighted-average shares and
equivalent shares outstanding:
Basic and diluted	8,277,160	8,277,160	8,277,160	8,277,160